Exhibit 4.4

SUPPLEMENT TO THE
COMMON SHARE PURCHASE WARRANT INDENTURE
DATED APRIL 16, 2010

TERRANE METALS CORP.

-AND-

THOMPSON CREEK METALS COMPANY INC.

-AND-

COMPUTERSHARE TRUST COMPANY OF CANADA

October 20, 2010

THIS SUPPLEMENT TO THE COMMON SHARE PURCHASE WARRANT INDENTURE is made as of October 20, 2010.

AMONG:

TERRANE METALS CORP., a company existing under the laws of British Columbia

(hereinafter the “Company”)

AND:

THOMPSON CREEK METALS COMPANY INC., a company existing under the laws of British Columbia

(hereinafter “Thompson Creek”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of British Columbia and duly authorized to carry on business in the Province of British Columbia

(hereinafter the “Warrant Agent”).

RECITALS

WHEREAS:

A.            The Company was authorized to issue up to 36,591,275 Warrants (the “2010  Warrants”) under a Common Share Purchase Warrant Indenture (the “2010 Indenture”) pursuant to an offering of units by way of short form prospectus and private placement on April 16, 2010;

B.            The Company entered into an arrangement agreement (the “Arrangement Agreement”) with Thompson Creek on July 15, 2010, as amended August 20, 2010, pursuant to which on October 20, 2010, Thompson Creek purchased all of the outstanding shares of the Company in accordance with the plan of arrangement (the “Plan of Arrangement”) adopted by shareholders of the Company and approved by the court in accordance with the British Columbia Business Corporations Act;

C.            In accordance with the Plan of Arrangement, shareholders of the Company received consideration of $0.90 cash (the “Cash Consideration”) and 0.052 of a Thompson Creek common share (the “Share Consideration”) for each common share of the Company sold to Thompson Creek;

D.            In accordance with the Plan of Arrangement, on October 20, 2010, the Company amalgamated with 0888046 B.C. Ltd. and is a direct, wholly-owned subsidiary of Thompson Creek;

E.            The Plan of Arrangement constitutes a “Corporate Reorganization” pursuant to Sections 3.6(7) and 3.6(8) of the 2010 Indenture or a “consolidation or merger” under Section 3.11 of the 2010 Indenture;

F.             Pursuant to the terms of the 2010 Indenture, in the event of a Corporate Reorganization or a consolidation or merger, the 2010 Warrants remain outstanding and upon their terms entitle a holder thereof to receive on exercise the kind and amount of shares and other securities and property (including cash) receivable upon such Corporate Reorganization or consolidation or merger by a holder of the number of Company Shares which were purchasable upon the exercise of such holder’s 2010 Warrants had the holder’s 2010 Warrants been exercised immediately before the Corporate Reorganization or consolidation or merger.

G.            The Company, Thompson Creek and the Warrant Agent are entering into this supplement (the “2010 Supplement”) to the 2010 Indenture pursuant Section 3.6(8), Section 3.11(2) and Section 6.1(f) of the 2010 Indenture (the “Adjustment Provisions”) to clarify the existing terms of  the 2010 Warrants;

H.            The board of directors of the Company has determined that the 2010 Indenture shall be supplemented as set out herein; and

I.             The representations and warranties contained in this 2010 Supplement are those of the Company and are not made by, or on behalf of, the Warrant Agent.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Company, Thompson Creek and the Warrant Agent agree to amend and supplement the 2010 Indenture as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Capitalized Terms Not Defined

Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the 2010 Indenture.

1.2                                                                               Applicable Law

This 2010 Supplement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

ARTICLE 2
IMPLEMENTATION

2.1                                                                               2010 Supplement

This 2010 Supplement is supplemental to the 2010 Indenture and the 2010 Indenture shall henceforth be read in conjunction with this 2010 Supplement and all the provisions of the 2010 Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the 2010 Indenture and of this 2010 Supplement were contained in one instrument and the expressions used herein shall have the same meaning as is ascribed to the corresponding expressions in the 2010 Indenture.

2.2                                                                               Notice to Warrantholders

The Company shall promptly upon execution of the 2010 Supplement: (i) issue a press release describing the Plan of Arrangement and this 2010 Supplement; and (ii) give notice of its execution of this 2010 Supplement to the Warrantholders describing the procedures for exercise, the exercise price, and the consideration receivable, which notice shall supplement the notice previously mailed to the Warrantholders describing the Arrangement Agreement and advising that a special meeting of the holders of common shares and options of the Company to approve the Plan of Arrangement will be held.

ARTICLE 3
SUPPLEMENTS TO 2010 INDENTURE

3.1                                                                               Definitions

Pursuant to the Adjustment Provisions and the 2010 Supplement, except as otherwise expressly provided or unless the context otherwise provides:

(a)                                         the definition of “Exchange” in Section 1.1 of the 2010 Indenture is replaced by the following definition:

“Exchange” means the Toronto Stock Exchange being a Stock Exchange on which the Shares are now listed, or if the Shares are not listed on that exchange, such other stock exchange or quotation system on which the Shares may then be listed or, if the Shares are not then listed on any stock exchange then on the over-the-counter market;

(b)                                         the definition of “Shares” in Section 1.1 of the 2010 Indenture is replaced by the following definition:

“Shares” means the common shares without par value in the capital of Thompson Creek Metals Company Inc. as constituted on the Effective Date, being the Shares resulting from the Corporate Reorganization, or the consolidation or merger, through the Plan of Arrangement; and

(c)                                          the following additional term shall have the following meaning:

“Effective Date” means October 20, 2010, being the date upon which each of: (i) the Plan of Arrangement;  and (ii) this  2010 Supplement, is effective.

3.2                                                                               Adjustment Provisions

Pursuant to the Adjustment Provisions:

(a)                                         each 2010 Warrant entitles the holder thereof to purchase the Share Consideration, and the Cash Consideration upon payment of the Exercise Price.  The payment of the Exercise Price will be satisfied by setting off the $0.90 Cash Consideration payable to the warrant holder against the $1.50 Exercise Price such that the warrant holder will be required to deliver $0.60 cash in satisfaction of the Exercise Price, and will receive the Share Consideration, at any time from and after the Date of Issue of the 2010 Warrant to and including the Warrant Expiry Time, upon exercise of the 2010 Warrant;

(b)                                         the number of Shares issuable upon exercise of a 2010 Warrant is 0.052 Shares, and references in the 2010 Indenture to the issue of Shares upon exercise of 2010 Warrants, including, but not limited to, in Paragraph 2.1(2) of the 2010 Indenture, are references to 0.052 Shares per 2010 Warrant;

(c)                                          all references to “Company” in determining adjustments in Article 3 of the 2010 Indenture refer to Thompson Creek where applicable;

(d)                                         references to “Company” in Section 4.1(a), 4.1(c), 4.1(d), 4.1(e), 4.1(f), 4.1(g), 4.1(k), 4.4 and 4.5 of the 2010 Indenture shall refer to Thompson Creek; and

(e)                                          Terrane, Thompson Creek and the Warrant Agent may make such other adjustments as they may mutually agree are required to provide for the completion of the Plan of Arrangement.

3.3                                                                               Notice to the Company or the Warrant Agent

Section 2.13(1)(a) is hereby deleted in its entirety and replaced with:

(a)                                         if to the Company:

Thompson Creek Metals Company Inc.

Suite 810 - 26 West Dry Creek Circle

Littleton, CO, 80120

Attention: Wendy Cassity
Facsimile No.: 303-762-3511

with a copy, which shall not constitute notice to the Company, to:

Goodmans
1900 – 355 Burrard Street

Vancouver, BC  V6C 2G8
Attention:  Bruce Wright

Facsimile No.:  (604) 682-7131
Email:  bwright@goodmans.ca

3.4                                                                               Thompson Creek Agreement

Thompson Creek covenants to issue and deliver on behalf of, and as agent, for the Company the Share Consideration pursuant to the exercise of the 2010 Warrants in accordance with the terms of the 2010 Indenture clarified herein and the terms hereof.  Thompson Creek, Terrane and the Warrant Agent acknowledge and agree that the certificates representing the 2010 Warrants, in the form attached as Schedule A to the 2010 Indenture, and the form of letter to be delivered by original U.S. purchasers attached as Schedule B to the 2010 Indenture, remain effective for the purchase of Shares of Thompson Creek, mutatis mutandis, provided that any further such documents that may be issued pursuant to the 2010 Indenture, or that may be issued by the Warrant Agent in replacement for currently issued documents, may be adjusted by the Warrant Agent to reflect this 2010 Supplement such that the new or replacement document reflects the clarifications made herein and the terms hereof.

3.5                                                                               2010 Indenture

The 2010 Indenture shall be and continue to be in full force and effect, unamended, except as provided herein, and the Company hereby confirms the 2010 Indenture in all other respects.

3.6                                                                               Counterparts and Formal Date

This 2010 Supplement may be executed in several counterparts, each of which when so executed will be deemed to be an original, and the counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to bear the date set out at the top of the first page of this 2010 Supplement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this supplement as of the date first written above.

TERRANE METALS CORP.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: CFO and VP, Finance

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: CFO and VP, Finance

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Karl Burgess
Name: Karl Burgess
Title: Professional, Corporate Trust

By:	/s/ Alice Kollen
Name: Alice Kollen
Title: Professional, Corporate Trust

[Signature Page To Supplemental 2010 Terrane Warrant Indenture]